SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

[X]    Filed by the Registrant

[ ]     Filed by a Party other than the Registrant

Check the appropriate box:

[]     Preliminary Proxy Statement     [ ] Confidential, for Use of
                                           the Commission Only (as
                                           permitted by Rule
                                           14a-6(e)(2))
[X]    Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 Southern Electronics Corporation

           (Name of Registrant as Specified in Charter)


(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount previously paid:

       (2)  Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

                SOUTHERN ELECTRONICS CORPORATION
                 4916 NORTH ROYAL ATLANTA DRIVE
                     TUCKER, GEORGIA 30085


Dear Southern Electronics Corporation Stockholders:

You are cordially invited to attend the 1997 Annual Meeting of Stockholders to be held at the executive offices of the Company, 4916 North Royal Atlanta Drive, Tucker, Georgia, on Tuesday,
November 11, 1997, at 12:00 p.m., local time, for the following purposes:

    (i) To elect two Class II directors for terms to expire at the 2000 Annual Meeting of Stockholders;

    (ii) To consider and approve the Southern Electronics Corporation 1997 Stock Option Plan;

    (iii) To consider and approve an amendment to the Company's
          Certificate of Incorporation increasing the authorized shares of the Company's Common Stock from 25 million to 100 million shares;

    (iv)  To consider and approve an amendment to the Company's
          Certificate of Incorporation changing the name of the Company from "Southern Electronics Corporation" to
          "SED International Holdings, Inc."; and

    (v) To transact such other business as may properly come before the meeting or any adjournments thereof.

     During the meeting we will review the results of the fiscal year ended June 30, 1997, and report on significant aspects of our operations during the first quarter of fiscal 1998.

     We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you decide to attend the meeting, you may, of course, revoke your proxy and vote your own shares.

                         Sincerely,



                         Gerald Diamond,
                         Chairman of the Board and
                         Chief Executive Officer
October 8, 1997

                SOUTHERN ELECTRONICS CORPORATION
                 4916 NORTH ROYAL ATLANTA DRIVE
                     TUCKER, GEORGIA 30085

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     The Annual Meeting of Stockholders of Southern Electronics Corporation (the "Company") will be held at the executive offices of the Company, 4916 North Royal Atlanta Drive, Tucker, Georgia, on Tuesday, November 11, 1997, at 12:00 p.m., local time, for the following purposes:

     (i) To elect two Class II directors for terms to expire at the 2000 Annual Meeting of Stockholders;

     (ii) To consider and approve the Southern Electronics Corporation 1997 Stock Option Plan;

     (iii)To consider and approve an amendment to the Company's
          Certificate of Incorporation increasing the authorized shares of the Company's Common Stock from 25 million to 100 million shares;

     (iv) To consider and approve an amendment to the Company's
          Certificate of Incorporation changing the name of the Company from "Southern Electronics Corporation" to
          "SED International Holdings, Inc."; and

     (v) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed September 15, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE
REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY
SO THAT YOUR SHARES WILL BE REPRESENTED.

                         By Order of the Board of Directors,



                         Larry G. Ayers
                         Secretary
October 8, 1997

                SOUTHERN ELECTRONICS CORPORATION
                 4916 NORTH ROYAL ATLANTA DRIVE
                     TUCKER, GEORGIA  30085

                        PROXY STATEMENT

     This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of Southern Electronics Corporation (the "Company") in connection with the solicitation of proxies for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 12:00 p.m., local time, Tuesday, November 11, 1997, at the Company's executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia 30085, and at any adjournments thereof. The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the form of proxy will be first mailed on or about October 8, 1997, to the stockholders of the Company ("Stockholders") of record on the Record Date (as defined below).

THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND
RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID
ENVELOPE.

                     SHARES ENTITLED TO VOTE

     Each valid proxy given pursuant to this solicitation, received in time for the Annual Meeting, and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted FOR the election as directors of the nominees listed in this Proxy Statement, FOR the proposed Southern Electronics Corporation 1997 Stock Option Plan (the "1997 Stock Option Plan"), FOR the proposed amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") increasing the authorized shares of the Company's common stock (the "Common Stock") from 25 million shares to 100 million shares, FOR the proposed amendment to the Certificate of Incorporation changing the name of the Company from "Southern Electronics Corporation" to "SED International Holdings, Inc.," and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the meeting. The submission of a signed proxy will not affect a Stockholder's right to attend and to vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address:
Southern Electronics Corporation, 4916 North Royal Atlanta Drive, Tucker, Georgia 30085, Attn: Larry G. Ayers, Secretary; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.

     Only Stockholders of record as of the close of business on September 15, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the close of business on the Record
Date, there were 7,249,993 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented for Stockholder vote.

     According to the Amended and Restated By-laws of the Company (the "By-laws"), the holders of a majority of the shares of Common Stock outstanding and entitled to be voted at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business. If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense.
If a quorum is present or represented by proxy at the Annual Meeting, the By-laws provide that the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Delaware law, the Certificate of Incorporation or the By-laws. Delaware law and the By-laws specify that (i) directors shall be elected by the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting; (ii) the 1997 Stock Option Plan must be approved by the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote; and (iii) the amendments to the Certificate of Incorporation to increase the authorized shares of Common Stock and to change the name of the Company must be approved by the holders of a majority of all the outstanding shares of Common Stock, whether or not present or represented by proxy at the Annual Meeting.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. With respect to the election of directors, abstentions and broker non-votes will have the effect of votes to withhold a vote for all nominees. Abstentions and broker non-votes will have the effect of votes against each of the 1997 Stock Option Plan, the amendment to the Certificate of Incorporation to increase the authorized shares of Common Stock, and the amendment to the Certificate of Incorporation to change the name of the Company.

                PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board currently consists of six members. The Board is divided into three classes of directors, designated Class I, Class II and Class III, with each class having two members. The term of the Class III directors expires at the Annual Meeting. The terms of the Class I and Class II directors expire at the 1998 and 1999 Annual Meetings of Stockholders, respectively. Stockholders annually elect directors of one of the three classes for three-year terms, to serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal. At the Annual Meeting, the Stockholders will elect two directors to serve as Class III directors. G. William Speer is currently a Class III director but has decided not to stand for reelection at the Annual Meeting; his term will end at the conclusion of the Annual Meeting. The Board has nominated Gerald Diamond, who is currently a Class III director, and Joel Cohen for election as Class III directors to serve until the Annual Meeting of Stockholders in 2000 and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

     Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting either nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board. The Board has no reason to believe that either of the nominees will be unable or will decline to serve as a director.

     The Board recommends that the Stockholders vote FOR the election of the nominees listed above as directors of the Company for Class III.

    NOMINEES FOR DIRECTOR - CLASS III - TERM TO EXPIRE IN 2000


Nominee             Age  Positions, Offices and Other Information


Gerald Diamond      59   Mr. Diamond has been a director of the
                         Company or its predecessor, Southern
                         Electronics Distributors, Inc., a Georgia corporation (the "Predecessor"), since 1980.
                         Mr. Diamond currently serves as Chairman of the Board and Chief Executive Officer of the Company and SED International, Inc., a wholly-owned subsidiary of the Company ("SED
                         International"). He was elected President and Chairman of the Board of the Company and Chief Executive Officer and Chairman of the
                         Board of SED International in June 1986, and he has served in two or more capacities as Chairman of the Board, Chief Executive
                         Officer and President of the Company and SED
                         International from that time until May 1995.
                         Mr. Diamond was a founder of the Predecessor and served as its President and Treasurer from July 1980 through July 1986. Mr. Diamond has been in the electronics-related business for over 35 years. Mr. Diamond is the father of Mark Diamond, the husband of Jean Diamond and the father-in-law of Brian Paterson.

Joel Cohen         58    Mr. Cohen has served as Vice President of
                         Marketing for Queen Carpet Corporation since
                         1973.  Queen Carpet Corporation is the
                         fifth-largest manufacturer of commercial and residential carpet in the United States. Mr.
                         Cohen has been in the textile-related
                         business for 35 years.

DIRECTORS CONTINUING IN OFFICE - CLASS II - TERM TO EXPIRE IN 1999


Nominee             Age  Positions, Offices and Other Information


Ray D. Risner       52   Mr. Risner has been a director of the Company
                         since November 1994 and has served as
                         President and Chief Operating Officer of the
                         Company since May 1995. Prior to his
                         appointment to the aforementioned positions,
                         Mr. Risner served as Executive Vice President
                         - Administration of the Company from February
                         1995 to May 1995.  Mr. Risner has served as
                         President and Chief Operating Officer of SED
                         International since August 1995. Mr. Risner served as Vice Chairman of RJM Group, Inc., a private investment advisory firm, from 1989 to 1994. From 1987 to 1989, he served as Vice President, Financial Administration of
                         RJR Nabisco, Inc. Mr. Risner is also a
                         trustee and Vice Chairman of The National
                         Faculty and a member of the Board of American
                         Red Cross Chapter, Atlanta, Georgia.

Cary Rosenthal      57   Mr. Rosenthal has been a director of the
                         Company since 1992. Mr. Rosenthal has served as President of Phoenix Communications, Inc., a commercial printing firm, since 1977.

DIRECTORS CONTINUING IN OFFICE - CLASS I - TERM TO EXPIRE IN 1998

Nominee             Age  Positions, Offices  and Other Information


Stewart I. Aaron    57   Mr. Aaron has been a director of the Company
                         since November 1994. Mr. Aaron has served as President of LABS, Inc., a silk plant manufacturer based in Atlanta, Georgia, for over 20 years.

Mark Diamond        32   Mr. Diamond has been a director of the
                         Company since October 1996. Mr. Diamond has been employed by SED International on a full-time basis in the Sales Department since
                         January 1987. In February 1991, Mr. Diamond was elected Vice President - Sales of SED
                         International; in May 1993, he was elected
                         Executive Vice President - Marketing of SED
                         International; and in February 1994, he was elected

                         Executive Vice President - Sales of SED
                         International. Mr. Diamond has served as Executive Vice President of the Company since June 1995, and in August 1995, he was elected Executive Vice President of SED International. Mark Diamond is the son of Gerald Diamond and Jean Diamond and the brother-in-law of Brian Paterson.

          INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board held four meetings during the fiscal year ended June 30, 1997 ("Fiscal 1997"). No director attended less than 75% of the aggregate number of meetings of the Board and of any committee on which he served except Mr. Speer. The Board has no standing nominating or compensation committee.

     Messrs. Aaron, Rosenthal and Speer constituted the Company's Audit Committee during Fiscal 1997. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify: (i) making recommendations to the Board with respect to the selection of independent auditors and their fees and duties; (ii) conferring with and receiving reports from the Company's independent auditors; (iii) authorizing any special or supplemental activities of the Company's independent auditors and considering the effect of such activities on their independence; and (iv) reviewing internal auditing procedures and the adequacy of internal controls and monitoring compliance with such controls. The Audit Committee held one meeting during Fiscal 1997.

     During Fiscal 1997, Messrs. Aaron and Rosenthal each received aggregate cash compensation of $5,000 for attendance at regular Board meetings. This compensation was not contingent on the number of regular Board meetings attended. No other cash remuneration was paid to directors during Fiscal 1997. The Company also pays ordinary and necessary travel expenses for non-management directors to attend Board and any committee meetings.

     As additional compensation for serving as directors of the Company in Fiscal 1997, Messrs. Aaron, Rosenthal and Speer each received a non-qualified stock option to purchase up to 10,000 shares of Common Stock having an exercise price of $7.50 per share and vesting immediately upon grant pursuant to the Company's 1995 Formula Stock Option Plan. Directors who are salaried employees of the Company or any of its subsidiaries do not receive fees for their services as directors.

                       OWNERSHIP OF SHARES

     The following table sets forth certain information as of September 15, 1997, regarding the number of shares of Common Stock beneficially owned by each director and director nominee of the Company, each Named Executive Officer (as defined under "Executive Compensation - Compensation Tables"), all directors and executive officers of the Company as a group, and all persons known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock. All shares of Common Stock shown in the table reflect sole voting and investment power except as otherwise noted.

                                                                Amount and Nature            Percent
Name of Beneficial Owner                                       of Beneficial Owner           of Class

SED Associates (1) . . . . . . . . . . . . . . . . . . . . . . .    500,416(2)                  6.9%


Gerald Diamond (1) . . . . . . . . . . . . . . . . . . . . . . .    520,578(3)                  6.7%


Stewart I. Aaron . . . . . . . . . . . . . . . . . . . . . . . .     30,000(4)                  *


Mark Diamond . . . . . . . . . . . . . . . . . . . . . . . . . .     99,847(5)                  1.4%


Ray D. Risner. . . . . . . . . . . . . . . . . . . . . . . . . .     43,039(6)                  *


Cary Rosenthal . . . . . . . . . . . . . . . . . . . . . . . . .     51,500(4)                  *


G. William Speer . . . . . . . . . . . . . . . . . . . . . . . .     61,500(4)                  *


Joel Cohen . . . . . . . . . . . . . . . . . . . . . . . . . . .        -0-                    -0-


Larry G. Ayers . . . . . . . . . . . . . . . . . . . . . . . . .     72,271(7)                  *


Jean Diamond . . . . . . . . . . . . . . . . . . . . . . . . . .     46,000(8)                  *


FMR Corp (9) . . . . . . . . . . . . . . . . . . . . . . . . . .    716,600(9)                  9.9%


Paradigm Capital Management, Inc.(10). . . . . . . . . . . . . .    437,500(10)                 6.0%


All current directors and executive officers
as a group (9 persons) . . . . . . . . . . . . . . . . . . . . .  1,395,225(11)                17.2%

_________________________________________________

*    Represents less than one percent of the outstanding Common Stock.

     (1)  4916 North Royal Atlanta Drive, Tucker, Georgia 30085.

     (2) SED Associates is a general partnership of which Gerald Diamond is the managing partner. As managing partner, Mr. Diamond has sole voting and investment power with respect to the Common Stock owned by SED Associates. Therefore, Mr. Diamond is deemed the indirect beneficial owner of the shares of Common Stock owned of record by SED Associates.

     (3) The shares indicated include 516,666 shares subject to options exercisable within 60 days and 3,912 shares held of record by Gerald Diamond as trustee for the benefit of his grandchildren. The shares indicated do not include 46,000 shares subject to options exercisable within 60 days by Jean Diamond, the wife of Mr. Diamond, as to which he disclaims beneficial ownership. The shares indicated also do not include the shares owned of record by SED Associates of which Mr. Diamond is deemed the indirect beneficial owner as described in footnote (2) above.

     (4) All of the shares indicated are subject to options exercisable within 60 days.

     (5) The shares indicated include 10,000 shares of restricted stock that will vest on October 14, 1999, 89,583 shares subject to options exercisable within 60 days, and 132 shares held of record by Mark Diamond as trustee of a trust for the benefit of his sister, Julie Diamond Paterson.

     (6) The shares indicated include 30,000 shares of restricted stock that will vest on May 23, 1998.

     (7) The shares indicated include 10,000 shares of restricted stock that will vest on October 14, 1999, 62,000 shares subject to options exercisable within 60 days, and 19 shares held by Mr. Ayers' immediate family members.

     (8) All of the shares indicated are subject to options exercisable within 60 days. The shares indicated do not include 516,666 shares subject to options exercisable within 60 days held by Gerald Diamond, the husband of Jean Diamond, and 3,912 shares held of record by Mr. Diamond as trustee for the benefit of their grandchildren, as to which Ms. Diamond disclaims beneficial interest. The shares indicated also do not include the shares owned of record by SED Associates of which Mr. Diamond is deemed the indirect beneficial owner as described in footnote (2).

     (9) All of the shares indicated are deemed beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment adviser to Fidelity Low-Priced Stock Fund, the owner of the 716,600 shares. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.

     (10) All the shares indicated are deemed beneficially owned by Paradigm Capital Management, Inc., as a result of its serving as investment adviser to certain individual investors, each of whom retains sole voting power over the shares attributable to him or her, and having sole investment power with respect to the shares. Paradigm Capital Management, Inc.'s address is 9 Elk Street, Albany, New York 12207.

     (11) The shares indicated include 881,769 shares subject to options exercisable within 60 days. The shares indicated do include the 500,416 shares owned of record by SED Associates of which Gerald Diamond is deemed the indirect beneficial owner as described in footnote (2).

                      EXECUTIVE COMPENSATION

Executive Compensation Report

     The Board does not have a standing compensation committee or any other committee performing equivalent functions. Rather, during each fiscal year, Gerald Diamond, Chairman of the Board and Chief Executive Officer of the Company, recommends to the Board (or in some cases a committee thereof as discussed below) for its approval the non-base salary compensation to be paid to executive officers of the Company, excluding himself, subject to any applicable employment agreements with those persons. Messrs. Aaron and Rosenthal currently serve as the members of the committees administering the Southern Electronics Corporation 1986 Stock Option Plan, the Southern Electronics Corporation 1991 Stock Option Plan, the Southern Electronics Corporation 1988 Restricted Stock Award Plan, the Southern Electronics Corporation 1995 Formula Stock Option Plan, and the 1997 Stock Option Plan (pending approval of the 1997 Stock Option Plan by the Stockholders at the Annual Meeting) (collectively, the "Plans") and as such, with the exception of the Southern Electronics Corporation 1995 Formula Stock Option Plan, review and act upon Mr. Diamond's recommendations with respect to stock option grants and restricted stock awards under those plans. Messrs. Gerald Diamond, Aaron and Rosenthal also serve as the members of the committee administering the Southern Electronics Corporation 401(k) Plan (the "401(k) Plan") available to all eligible employees of the Company and SED International, including executive officers. Accordingly, this Executive Compensation Report is submitted over the names of all of the members of the Board.

     Executive Compensation Philosophy. The Company's executive compensation program is designed to help it identify and retain outstanding executives in the microcomputer and cellular telephone wholesale distribution industry. The Company believes this focus will enable it to hire and retain the best executive talent and help it meet its long-range objectives. Key elements of this philosophy include the following:

     [BULLET] Appeal to executives who are motivated to position the Company as a leader in selected markets.

     [BULLET] Align the financial interests of the executives with those of the Stockholders.

     [BULLET]  Reward above-average returns to Stockholders.

     [BULLET] Provide compensation opportunities that are within the range of those provided by microcomputer and cellular telephone wholesale distribution companies of similar sizes.

     As a result of the emphasis on linking executive compensation to individual and corporate performance, the Company's executives may be paid more or less than executives of the Company's competitors.

     The Board anticipates that the design of policies regarding executive compensation will evolve as the Company grows. As a baseline, the Board supports the concept that stock ownership by management and stock-related compensation arrangements are beneficial in enhancing Stockholder value and aligning interests among management, the Board and the Stockholders.

     Executive Compensation Components. There are two components to the Company's executive compensation program: annual cash compensation (which includes base salary and annual cash bonuses) and long-term incentive compensation.

     Base Salary. In Fiscal 1997, the initial base salary for each of the Named Executive Officers was set by an employment agreement between each Named Executive Officer and SED International.

     Bonuses. During each fiscal year, Gerald Diamond recommends to the Board annual cash bonuses for the Company's executive officers (excluding himself). The Board considers his recommendation and awards bonuses based on that recommendation and on the Board's own subjective evaluation of the executive's individual leadership and performance in his or her area of responsibility and on the net earnings and return on equity of the Company for the fiscal year for which the bonus is to be awarded. Although the Board gives the foregoing factors relatively equal weight in its deliberations, its ultimate determination is subjective and is not based on any particular stated individual or Company performance objectives.

     Gerald Diamond and Jean Diamond each have employment agreements that provide for an annual bonus in an amount directly related to the Company's Pretax Adjusted Annual Income (as defined below). See "Executive Compensation - Executive Compensation Report - CEO Compensation" and "Executive Compensation - Employment Agreements."

     Long-Term Incentives. The long-term incentive compensation program currently consists of stock grant and option plans pursuant to which the Company may grant executives and other key employees of the Company and its subsidiaries restricted shares of Common Stock and options to purchase Common Stock. Restricted shares of Common Stock granted to key employees are in the nature of a bonus without payment of any consideration by the recipient. The restricted shares become vested at the time or times specified by the committee administering the stock grant plan. Prior to vesting, however, recipients of awards have all other rights of a Stockholder, including the right to vote the shares and to receive any dividends declared and paid on the Common Stock so awarded. Generally, the exercise price of options granted under a stock option plan is equal to the fair market value of the underlying shares on the date of grant. Options typically become exercisable in twenty percent increments on the first through fifth anniversaries of the date of grant and are exercisable up to ten years from the date of grant. The Board believes that the stock grant and option plans promote greater interest in the welfare of the Company by retaining executives and key employees and allowing them to share in the Company's success.

     CEO Compensation. Gerald Diamond's employment agreement with SED International presently expires on June 30, 2002. The agreement, however, is subject to automatic one-year extensions following the end of each year of employment, unless either SED International or Mr. Diamond gives notice within a specified period prior to the end of the year that the employment agreement will not be extended beyond its then-current term.

     The employment agreement provides for an annual base salary of $425,457 (as of Fiscal 1997), increased annually in an amount pegged to increases in the Consumer Price Index. Under the terms of the employment agreement, in addition to annual base salary, Mr. Diamond is eligible to receive annual cash bonuses equal to five percent of the Company's Pretax Adjusted Annual Income, which means with respect to a given year (A) the sum of earnings before taxes and minority interests of the Company as reported on its audited consolidated statement of operations for such fiscal year, excluding, in all cases,
(i) any nonrecurring income and nonrecurring costs or expenses, which income, costs or expenses are extraordinary in the reasonable opinion of the Board, all as calculated in accordance with generally accepted accounting principles consistently applied, (ii) any interest income or expense, and (iii) additional amortization or depreciation or increase in the costs of goods sold resulting from any asset revaluations or goodwill, less (B) $6,000,000 in each fiscal year commencing in fiscal 1994 thereafter unless SED International and Mr. Diamond agree upon a different amount. In February 1995, the Board, with Mr. Diamond's concurrence, fixed Mr. Diamond's bonus payable for each year during the term of his employment agreement following fiscal 1995 at Mr. Diamond's actual bonus for fiscal 1995 calculated in accordance with the above formula. Mr. Diamond's fiscal 1995 bonus was $178,250. On September 24, 1996, the Board determined that, effective July 1, 1996, Mr. Diamond's bonus would be calculated in accordance with the foregoing formula and not be fixed at Mr. Diamond's actual bonus level for fiscal 1995. Mr. Diamond agreed to forego his bonus for fiscal 1996. Mr. Diamond's Fiscal 1997 bonus was $459,222.

     Mr. Diamond's employment agreement also provides him with an automobile allowance and disability insurance coverage and includes a covenant not to compete with SED International or the Company for a period of two years following termination of his employment with SED International and the Company.

     The Board's philosophy in establishing the base salary and performance bonus structure reflected in Mr. Diamond's employment agreement was to consider the pay to CEOs of similarly-sized companies in the microcomputer and cellular telephone wholesale distribution industry as a guide and to provide an incentive to Mr. Diamond to remain with the Company and to continue to grow the business of the Company. The Board intends to evaluate Mr. Diamond's compensation package during fiscal 1998 based on the factors described above and Mr. Diamond's duties and responsibilities with respect to management of the Company. Any new compensation package that the Board may propose will be subject to the re-negotiation of Mr. Diamond's current employment agreement.

     Mr. Diamond also is eligible to receive additional compensation under the Company's long-term incentive compensation program described above. The Board believes that such compensation aligns the financial interests of the CEO with those of the Stockholders and with the Company's financial performance.

     Other Compensation Plans. The Company and SED International maintain two broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other employees. These are: (i) the 401(k) Plan and (ii) the Southern Electronics Corporation Savings Plan and Trust (the "Savings Plan"). Pursuant to both plans, the Company and SED International will match twenty-five percent of the amount of contributions of each participant up to ten percent of the participant's compensation. The Company and SED International may also elect in any year to make an additional contribution to either of the plans for that year, which additional contribution shall in no event exceed fifteen percent of all participants' compensation for the Company's and SED International's taxable year. Neither plan provides for investments in Common
Stock.

     Limitations on the Deductibility of Compensation. Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's Named Executive Officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1 million. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1 million base. It has been determined that no portion of anticipated compensation payable to any executive officer in Fiscal 1997 would be non-deductible. The Board will continue to address this issue when formulating compensation arrangements for executive officers.

              SUBMITTED BY THE BOARD OF DIRECTORS
              OF SOUTHERN ELECTRONICS CORPORATION

                        Stewart I. Aaron
                         Gerald Diamond
                          Mark Diamond
                         Ray D. Risner
                         Cary Rosenthal
                        G. William Speer

     This Executive Compensation Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement in any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     The Board does not have a standing compensation committee or any other committee performing similar functions. Rather, the Board acts collectively to determine all forms of compensation other than base salaries, which were governed by employment agreements for Fiscal 1997, and stock options, which are granted by members of the Board's stock option committees. (See "Executive Compensation-Executive Compensation Report.") Consequently, relationships that Securities Exchange Commission ("Commission") regulations would otherwise require to be described only with respect to compensation committee members are instead described with respect to all members of the Board.

     In July 1984, the Predecessor leased its office and warehouse facility from Royal Park Company ("Royal Park"), a general partnership whose initial partners included members of SED Associates, a Georgia general partnership, and whose partners currently include Gerald Diamond and Mark Diamond. Royal Park financed the construction of the facility primarily through the proceeds of an $800,000 industrial revenue bond. The facility's lease term mirrored the 15-year bond repayment period expiring on October 1, 1999, or at such earlier time as the bond was prepaid in full, and included an option to renew for five additional years. The lease also provided the Company with a right of first refusal to purchase the facility in the event Royal
Park proposed to sell the facility during the lease term.   Royal Park
prepaid all amounts owing under the industrial revenue bond in December 1990, at which time the lease, by its terms, terminated. Effective as of January 1, 1991, Royal Park and the Company entered into a new lease for the office and warehouse facility expiring October 1, 1999, having substantially the same terms as the original lease, including a right of first refusal. The new lease, however, does not provide for a renewal option. Rental payments for Fiscal 1997 equaled $176,363.04. The Company believes that the original lease was, and the new lease is, on terms no less favorable than those that could be obtained from unaffiliated parties.

     Except for Gerald Diamond, who serves as Chairman of the Board and Chief Executive Officer of the Company and SED International; Ray
D. Risner, who serves as President and Chief Operating Officer of the Company and SED International; and Mark Diamond, who serves as Executive Vice President of the Company and SED International, none of the other members of the Board are or have been officers or employees of the Company.

Compensation Tables

     This section of the Proxy Statement discloses the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company earning over $100,000 in salary and bonus for the Fiscal 1997 (together, these persons are sometimes referred to as the "Named Executive Officers"). The Company did not award any stock appreciation rights ("SARs") during Fiscal 1997.

Summary Compensation Table

                                      Annual Compensation                       Long-Term Compensation
                                                                                  Awards                 Payments

                                                        Other                   Securities
                                                        Annual     Restricted   Underlying              All Other
                                                        Compen-       Stock      Options     LTIP        Compen-
                                    Salary    Bonus     sation       Award(s)     /SARS    Payments      sation
     Name and Principal     Year      ($)      ($)        ($)        ($)(1)        (#)        ($)        ($)(2)
Gerald Diamond              1997    425,457  459,222       0             0       200,000       0         2,375
  Chairman of the           1996    386,810        0       0             0             0       0         1,607
  Board, Chief              1995    622,427  178,250       0             0             0       0         2,310
  Executive Officer and
  Director of the
  Company and SED
  International

Ray D. Risner               1997    140,060        0       0             0             0       0         1,749
  President, Chief          1996    121,549   40,000       0             0             0       0         1,398
  Operating Officer and     1995     60,775   30,000       0       165,000        30,000       0             0
  Director of the
  Company and SED
  International

Mark Diamond                1997    140,710   80,000       0              0       20,000       0         2,660
  Executive Vice            1996    134,009   72,800       0              0       20,000       0         1,800
  President and Director    1995    127,628   80,000       0         52,500            0       0         2,919
  of the Company and
  SED International

Larry G. Ayers              1997    140,700        0       0              0            0       0         1,799
  Vice President -          1996    134,000        0       0              0            0       0         1,440
   Finance, Chief           1995    127,628        0       0         52,500            0       0         2,403
  Financial Officer,
  Secretary and
  Treasurer of the
  Company and SED
  International

Jean Diamond                1997    175,887        0       0              0            0       0         2,228
  Vice President Credit     1996    167,511   60,000       0              0            0       0         2,391
  of SED International      1995    159,535        0       0              0            0       0         2,405

____________________________

(1) The amounts indicated relate to contributions made by the Company pursuant to the 401(k) Plan and the Savings Plan for the benefit of each Named Executive Officer.

(2) At June 30, 1997, the Named Executive Officers held the following dollar values of restricted stock previously granted pursuant to the Southern Electronics Corporation 1988 Restricted Stock Plan:
     Gerald Diamond $0; Ray D. Risner $363,750; Mark Diamond $121,250; Larry G. Ayers $121,250; and Jean Diamond $0. The dollar value of the restricted stock was determined by multiplying the number of restricted shares held at June 30, 1997, by the closing sales price of the Common Stock as reported by the Nasdaq National Market ("Nasdaq") on that date. No restricted stock held by the Named Executive Officers vested in Fiscal 1997. Dividends, if any, are accrued on restricted stock.

Option Grants in Fiscal 1997

                            Individual Grants                                             Potential Realizable
                                                                                                  Value
                               Percent of                                                 at Assumed Annual Rates
                                  Total                                                        of Stock Price
                  Number of      Options                                                        Appreciation
                  Securities    Granted to                                                    for Option Term
                  Underlying     Employees
                    Options     in Fiscal      Exercise           Expiration                5%            10%
Name                Granted        Year          Price                Date                 ($)            ($)
Gerald Diamond      200,000(1)     51.3%          $7.50       September 12, 2006         $944,000      $2,390,000

Mark Diamond         20,000(2)      5.1%          $9.00       October 7, 2006            $113,200      $  286,800

______________________

(1) Represents a grant of options on September 12, 1996. Such options vest in 33.34% increments commencing on the first anniversary of the date of grant. In the event of a change in control (as defined in the applicable stock option agreement), these options become immediately exercisable.

(2) Represents a grant of options on October 7, 1996. Such options vest in 20% increments commencing on the first anniversary of the date of grant. In the event of a change in control (as defined in the applicable stock option agreement), these options become immediately exercisable.

Options Exercises in Fiscal 1997 and Values at June 30, 1997

     This table presents information regarding options exercised for shares of Common Stock during the fiscal year ended June 30, 1997, and the number and value of unexercised options held at June 30, 1997. There were no SARs outstanding during Fiscal 1997. The value of unexercised in-the-money options at fiscal year-end was calculated based on the closing sales price of the Common Stock reported by Nasdaq on that date. No options were exercised by the Named Executive Officers in Fiscal 1997.

Aggregated Option Exercises in Fiscal 1997 and 1997 Fiscal Year-End
Option Value

                                                      Number of                       Value of
                                                 Securities Underlying               Unexercised
                    Shares                           Unexercised                    In The Money
                  Acquired      Value                   Options                      Options At
                 On Exercise    Realized           At Fiscal Year End(          Fiscal Year-End($)(1)
     Name            (#)          ($)         Exercisable    Unexercisable   Exercisable    Unexercisable
Gerald Diamond        0            0            450,000         200,000       $3,593,250      $1,075,000

Ray D. Risner         0            0             17,333          12,667          129,833          96,417

Mark Diamond          0            0             73,066          43,184          542,949       3,664,756

Larry G. Ayers        0            0             57,000          14,000          436,435          98,450

Jean Diamond          0            0             40,000          10,000          285,000          71,250

_________________________

(1) Value of Unexercised, In-The-Money Options at June 30, 1997, is calculated as follows: [(Per Share Closing Sales Price on June 30, 1997) - (Per Share Exercise Price)] x Number of Shares
     Subject to Unexercised Options. Per Share Closing Sales Price as reported by Nasdaq on June 30, 1997, was $12.875.

Employment Agreements

     SED International has employment agreements with Gerald Diamond and Jean Diamond. The employment agreement with Gerald Diamond is described under "Executive Compensation - Executive Compensation Report - CEO Compensation." The employment agreement with Ms.
Diamond provides for an employment term identical to that provided by Mr. Diamond's employment agreement and is otherwise substantially similar to Mr. Diamond's employment agreement, except that Ms. Diamond's employment agreement provides for an annual base salary of $175,887 (as of Fiscal 1997), increased annually in an amount equal to the greater of five percent of her then-current salary or an amount based upon increases in the Consumer Price Index; Ms. Diamond's employment agreement does not provide for an annual bonus; and Ms. Diamond's employment agreement does not entitle her to an automobile allowance. SED International's employment agreements with Larry
G. Ayers, Mark Diamond and Ray D. Risner expired June 30, 1997.

     Each of the foregoing employment agreements provides that if a Change of Control (as such term is defined below) occurs while the employee is employed by SED International, and if the employee's employment is terminated involuntarily, or voluntarily by the employee upon the occurrence of certain events, the employee may notify SED International and request a cash payment in an amount equal to the aggregate present value of all annual salary, bonuses and other benefits owing to the employee from the date of termination through the remainder of the term of his employment agreement, except that if the term remaining in the employment agreement is less than twelve months, the employee shall receive such amounts on an annualized basis.

     Under each of the foregoing employment agreements, a Change of Control is deemed to have occurred when (i) any individual or entity becomes the beneficial owner of securities of the Company or SED International representing thirty percent or more of the combined voting power of the Company's or SED International's then-outstanding securities entitled to vote generally in the election of directors; (ii) the Company's Continuing Directors (a term defined to include directors as of the date of execution of the employment agreements and their duly approved successors) fail to constitute at least a majority of the members of the Board; (iii) all or substantially all of the assets of the Company or SED International are sold or otherwise transferred without the approval of the Continuing Directors; or (iv) with respect to Mr. Diamond only, Mr. Diamond shall no longer be a member of the Board or the SED International Board, unless Mr. Diamond shall have declared in writing his desire to resign such positions or that he no longer wishes to serve as a director, Mr. Diamond shall have died or become disabled during the term of the employment agreement, or Mr.
Diamond's employment shall have been terminated for Cause (as the term "Cause" is defined in Mr. Diamond's employment agreement).

                   FIVE-YEAR PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total stockholder return on the Company's Common Stock with the Nasdaq Stock Market (U.S.) Index and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. The companies making up the peer issuers group are AmeriQuest Technologies, Inc.; Arrow Electronics, Inc.; Avnet, Inc.; Liuski International, Inc.; Marshall Industries; Merisel, Inc.; Tech Data Corporation; United Stationers, Inc. and Western Micro Technology. This graph assumes that $100 was invested on June 30, 1992, in the Company's Common Stock and in the other indices and that all dividends were reinvested. The peer corporations were weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.


[FIVE-YEAR PERFORMANCE GRAPH GOES HERE]

                                     Base
                                     Period    Return     Return     Return    Return    Return
                                     1992      1993       1994       1995      1996      1997
Southern Electronics Corporation     100.00    174.11      66.97     53.57     66.97    137.95

Peer Group Index                     100.00    141.45     138.76    181.88    177.86    227.40

NASDAQ National Market               100.00    125.76     126.96    169.95    217.59    264.61
(US) Index

                      CERTAIN TRANSACTIONS

     See the section entitled "Compensation Committee Interlocks and Insider Participation" for a discussion of certain other transactions and arrangements among the Company and its affiliates.


                  PROPOSAL 2 - ADOPTION OF THE
    SOUTHERN ELECTRONICS CORPORATION 1997 STOCK OPTION PLAN

General

     The Board has adopted the 1997 Stock Option Plan in the form attached hereto as Exhibit A, subject to Stockholder approval. The 1997 Stock Option Plan is intended to further the growth and development of the Company by encouraging employees, directors and consultants of the Company and its subsidiaries to obtain a proprietary interest in the Company through the purchase or grant of Common Stock. The Company believes that the 1997 Stock Option Plan will aid in attracting and retaining employees, directors and consultants and in stimulating the efforts of such individuals for the success of the Company and its subsidiaries. If the 1997 Stock Option Plan is approved by the Stockholders, it will become effective as of August 27, 1997 (the "Effective Date").

     The following summary of the principal features and effects of the 1997 Stock Option Plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the text of the 1997 Stock Option Plan as set forth in the attached Exhibit A.

Types of Awards

     The 1997 Stock Option Plan provides for grants of incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("IRC"), and non-qualified stock options ("NQSOs"), not intended to qualify under Section 422 (NQSOs and ISOs are referred to collectively as "Options"), as well as for awards of Restricted Stock (NQSOs, ISOs and awards of Restricted Stock are referred to collectively as "Stock Rights").

Administration

     The 1997 Stock Option Plan will be administered by a committee appointed by the Board (the "Committee"), the members of which will serve at the pleasure of the Board. The members of the Committee must be "non-employee directors" within the meaning of Rule 16b-3 promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as "outside directors" within the meaning of Section 162(m) of the IRC and the regulations promulgated thereunder. The Committee will have full authority in its sole discretion to (i) determine and designate the employees to whom Stock Rights will be granted, the manner in and conditions under which Options are exercisable, the manner and conditions under which shares of

Restricted Stock shall vest, and the time or times at which Stock Rights shall be granted; (ii) determine whether an Option will constitute an ISO or a NQSO; and (iii) to interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to, the 1997 Stock Option Plan. Members of the Committee will be indemnified by the Company against actual or threatened litigation so long as they act in good faith and in a manner they reasonably believe to be in the best interests of the Company.

Eligibility

     Pursuant to the 1997 Stock Option Plan, employees, directors and consultants of the Company and its subsidiaries are eligible for consideration for the granting of Stock Rights by the Committee. As of September 15, 1997, approximately 200 people were eligible to participate in the 1997 Stock Option Plan.

Shares Available

     The 1997 Stock Option Plan provides that the Committee may grant Stock Rights with respect to a maximum aggregate of 350,000 shares of Common Stock. Shares underlying any Stock Rights granted under the 1997 Stock Option Plan that expire or terminate without having been fully exercised or vested may be added to the Common Stock otherwise available for grants of Stock Rights under the 1997 Stock Option Plan. As of September 15, 1997, the fair market value of the Common Stock was $18.50 per share.

Terms of Options

     Grant of Options. Options granted under the 1997 Stock Option Plan represent rights to purchase shares of Common Stock of the Company within a fixed period of time and at a specified price per share (the "Option Price"). The Committee is authorized in its sole discretion to grant to employees either ISOs or NQSOs or both for the purchase of Common Stock. Directors and consultants of the Company and its subsidiaries who are not otherwise employees of the Company or its subsidiaries are not eligible to receive grants of ISOs.

     Option Price. The Option Price of each share of Common Stock subject to an Option shall be the fair market value of the Common Stock as of the date of grant (or 110% of the fair market value of Common Stock as of the date of grant in the case of ISOs granted to optionees who own more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or one of its subsidiaries).

     Term and Exercise of Options. Each Option granted under the 1997 Stock Option Plan may be exercised on such dates, during such periods, and for such number of shares as determined by the Committee. The term of any Option will be determined by the Committee, but the term may not exceed ten years from the date of grant (or five years in the case of ISOs granted to optionees who own more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or one of its subsidiaries).

     Options are exercisable in cumulative increments of twenty percent per year, unless otherwise specified by the Committee. Upon the exercise of an Option, payment must be made in full in cash, in shares of Common Stock already owned by the optionee (which shares will be valued for such purpose on the basis of their fair market value on the date of exercise), by instructing the Company to retain shares of Common Stock upon the exercise of the Option with a fair market value equal to the Option Price, or in a combination of the above. Payment must equal the Option Price of the shares subject to the Option being exercised multiplied by the number of shares being purchased.

     Transfers; Termination of Employment. Options granted under the 1997 Stock Option Plan will be nontransferable and nonassignable except at death. Upon the termination of an optionee's employment with the Company (including its subsidiaries) for any reason other than termination by the Company without Cause (as defined in the 1997 Stock Option Plan), Disability (as defined in the 1997 Stock Option
Plan) or death, any Option or unexercised portion thereof shall generally not be exercisable after the last day of employment (or immediately upon notice of termination if the Company terminates the optionee's employment for Cause). Upon termination of an optionee's employment with the Company (including its subsidiaries) by the Company (or by any of its subsidiaries) without Cause, any Option or unexercised portions thereof shall generally not be exercisable after three months after the last day of employment. Upon the termination of an optionee's employment with the Company (including its subsidiaries) due to Disability or death, any Option or unexercised portion thereof shall generally not be exercisable after one year after the termination of employment due to such Disability or death. In the event of the death or Disability of the optionee, all options will become immediately exercisable for the full number of shares.

     Change of Control. In the event of a Change in Control of the Company (as defined in the 1997 Stock Option Plan), all Options become immediately exercisable for the full number of shares.

 Restricted Stock Awards

     The Committee may grant Restricted Stock to grantees in its discretion. Restricted Stock grants will vest in cumulative increments of twenty percent per year, unless otherwise specified by the Committee. The Committee may impose such other restrictions on the Restricted Stock as it deems appropriate. For each grant of Restricted Stock, the Committee shall designate a period of time (the "Restriction Period") at the end of which the grantee must have satisfied the restrictions imposed upon the Restricted Stock. If for any reasons the restrictions imposed upon the Restricted Stock are not satisfied at the end of the Restriction Period, any Restricted Stock subject to the unsatisfied restrictions shall be forfeited by the grantee and reacquired by the Company. Furthermore, in the event that the grantee ceases employment with the Company for any reason other than the death or Disability of the grantee, the grantee shall forfeit any Restricted Stock subject to an unsatisfied restriction. Upon the death or Disability of the grantee or in the event of a Change in Control of the Company, all grants of Restricted Stock will become fully vested.

Adjustments

     In the event of changes in the number of outstanding shares of Common Stock by reason of stock dividends, splits or recapitalizations, an appropriate and equitable adjustment will be made by the Committee to the number and kind of shares subject to outstanding Stock Rights and to the number and kind of shares remaining available for issuance pursuant to Stock Rights to be granted under the 1997 Stock Option Plan.

     Additionally, in the event that the Company is involved in a merger, consolidation or acquisition of the stock or assets of the Company which does not result in a Change in Control of the Company, the Committee may, effective as of the date it determines and subject to any further conditions, restrictions or limitations that it deems appropriate, accelerate all Stock Rights then outstanding so that they may become immediately exercisable or vested in full.

Termination and Amendment

     The 1997 Stock Option Plan will terminate on the later of (i) the complete exercise or lapse of the last outstanding Stock Right, or
(ii) ten years after the Effective Date, subject to its earlier termination by the Board at any time. In addition, in the event the Stockholders of the Company fail to adopt the 1997 Stock Option Plan within twelve months of its adoption by the Board, the 1997
Stock Option Plan will become null and void retroactively to the Effective Date. The Board may amend the 1997 Stock Option Plan at any time, provided that (i) no amendment would affect, in any way, the rights of optionees or grantees who have outstanding options or grants without the consent of such optionees or grantees, and (ii) no amendment may be effected without the approval of the holders of the majority of the outstanding shares of Common Stock of the Company if the change would cause the 1997 Stock Option Plan to fail to qualify as an "Incentive Stock Option Plan" pursuant to
Section 422 of the IRC or such Stockholder approval as is otherwise required under applicable law.

Federal Income Tax Consequences

     The following is a brief general description of the consequences under the IRC of the receipt or exercise of Stock Rights under the 1997 Stock Option Plan:

     Incentive Stock Options. An option holder has no tax consequences upon issuance or, generally, upon exercise of, an ISO.
An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the Common Stock pursuant to the exercise of the ISO.

     If an option holder disposes of the Common Stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize compensation income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price.

     For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described in the preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of a NQSO or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of old shares tendered (in payment of the option's exercise) will be considered exchanged under IRC Paragraph 1036 and the rulings thereunder; these new shares will receive the same holding period and the same basis as the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares will receive a basis of zero, and the option holder's holding period with respect to such shares will commence upon exercise.

     An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the Common Stock subject to ISO's which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a NQSO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of NQSO's.

     Finally, except to the extent that an option holder has recognized income with respect to the exercise of an ISO (as described in the preceding paragraphs), the amount by which the fair market value of a share of the Common Stock at the time of exercise of the ISO exceeds the option price will be included in determining an option holder's alternative minimum taxable income, and may cause the option holder to incur an alternative minimum tax liability in the year of exercise.

     There will be no tax consequences to the Company upon issuance or, generally, upon exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company generally will have a deduction in the same amount.

     Nonqualified Stock Options. Neither the Company nor the option holder has income tax consequences from the issuance of NQSO's. Generally, in the tax year when an option holder exercises NQSO's, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. The Company generally will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company's tax year in which or with which the option holder's tax year (of exercise) ends.

     If an option holder exercises a NQSO by paying the option price with previously acquired Common Stock, the option holder will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of old shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with IRC Paragraph 1036 and the rulings thereunder, and no gain or loss is recognized.
In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

     The new shares equal to the number of the old shares tendered will receive the same basis as the option holder had in the old shares and the option holder's holding period with respect to the tendered old shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period will commence upon exercise of the Option.

     Restricted Stock. A holder of restricted stock will recognize income upon its receipt, but generally only to the extent that it is not subject to a substantial risk of forfeiture. If the restricted stock is subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become nonforfeitable during that year. The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse. That income generally will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the restricted stock.

     A holder of restricted stock may elect instead to recognize ordinary income for the taxable year in which he receives an award of restricted stock in an amount equal to the fair market value of all shares of restricted stock awarded to him (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, a holder who has made such an election will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. Any such election must be made within 30 days after the transfer of the restricted stock to the holder. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder at the time of his election.

     Limitation on Company Deductions. No federal income tax deduction is allowed for compensation paid to a Named Executive Officer in any taxable year of the Company beginning on or after January 1, 1994, to the extent that such compensation exceeds $1,000,000. (See "Executive Compensation - Executive Compensation Report - Limitations on the Deductibility of Compensation.") For this purpose, the term "compensation" generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to compensation that is (a) commission-based compensation, (b) performance-based compensation, (c) compensation which would not be includable in an employee's gross income, and (d) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter.

ERISA

     The 1997 Stock Option Plan is not, and is not intended to be, an employee benefit plan or tax-qualified retirement plan. The 1997
Stock Option Plan is not, therefore, subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA") or IRC Paragraph 401(a).


     The Board recommends that the Stockholders vote FOR the proposal to adopt the Southern Electronics Corporation 1997 Stock Option Plan.


  PROPOSAL 3 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION
            TO INCREASE THE AUTHORIZED COMMON STOCK

Description of the Proposed Amendment

     The Delaware General Corporation Law (the "DGCL") provides that the total number of shares of each class of stock that a corporation is authorized to issue shall be set forth in its Certificate of Incorporation. Article FOURTH of the Certificate of Incorporation presently authorizes the Company to issue 25,000,000 shares of Common Stock and 129,500 shares of Preferred Stock. As of September 15, 1997, 7,249,993 shares of Common Stock were issued and outstanding, 329,883 shares were held in the Company's treasury and an additional 2,130,497 shares were reserved for issuance under the Plans. Accordingly, only 15,289,627 shares of Common Stock remained unreserved and available for issuance as of September 15, 1997.

     The Board has unanimously approved, and has unanimously recommended that the Stockholders approve, a proposal to amend Article FOURTH of the Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from

25,000,000 shares to 100,000,000 shares. If the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date adopt the proposed amendment, the Company will file with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation, in substantially the form attached hereto as Exhibit B, increasing the authorized Common Stock of the Company.

Purposes and Effect of the Proposed Amendment

     Acquisitions. The Company from time to time uses Common Stock as partial or total consideration in the purchase of the stock or assets of other companies in its line of business and may do so in the
future.   Depending upon the size and type of acquisition and other
factors related to the particular acquisition, additional Stockholder approval may or may not be required in connection with any future acquisition.

     Employee Benefit Plans. The increase in the authorized Common Stock proposed herein may be used to provide for additional shares which will be reserved for issuance in connection with certain employee benefit plans. Subject to Stockholder approval as provided herein, the Board has reserved 350,000 shares for issuance in connection with the 1997 Stock Option Plan.

     Possible Anti-Takeover Effects. The Board believes that additional authorized Common Stock will give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a Stockholders' meeting to issue additional shares if and when the need arises. It should be noted, however, that Nasdaq, on which the Common Stock is traded, requires Stockholder approval of the issuance of additional Common Stock in connection with certain transactions, including certain acquisitions of the stock or assets of another company, certain transactions which are not public offerings, issuances which would result in a change in control of the Company, and certain plans or arrangements pursuant to which Common Stock may be acquired by directors, officers or key employees of the Company. The issuance of additional shares of Common Stock by the Company may, depending upon the circumstances under which such shares are issued, reduce Stockholders' equity per share and reduce the percentage of ownership of Common Stock of existing Stockholders. The issuance of additional shares of Common Stock in payment of a stock dividend or to effect a stock split, however, would not reduce the percentage of ownership of the Company by existing Stockholders or reduce any Stockholder's interest in the earnings of the Company. Stockholders have no preemptive right to subscribe for or purchase any additional shares issued by the Company.

     Although the Board presently has no intention of doing so, shares of authorized unissued and unreserved Common Stock could be issued to a holder who might thereby obtain sufficient voting power to block a change in control of the Company or to members of incumbent management with the result that the voting power of management would become more concentrated. Under certain circumstances, the issuance of such shares could be used to create voting impediments that would frustrate third parties seeking to effect a takeover or otherwise gain control of the Company against the wishes of incumbent management. Because the issuance of new shares could be used to hinder a takeover bid, the amendment could discourage any such bid, whether or not such a bid is in the best interests of the Stockholders.

     The Company has implemented a Stockholder rights plan (the "Stockholder Rights Plan") pursuant to which each Stockholder of record of the Company on November 12, 1996, received a right (a "Right") to purchase a specified number of shares of Common Stock of the Company upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of twelve percent or more of the outstanding shares of Common Stock (such person or persons is referred to as an "Acquiror") or (ii) ten days following the commencement of a tender offer or an exchange offer that would result in a person or group of affiliated or associated persons beneficially owning twelve percent or more of such outstanding shares of Common Stock (such person or persons is referred to as a "Potential Acquiror" and the events described in (i) and (ii) as "Triggering Events"). If a Triggering Event were to occur, each Right would entitle the holder thereof to purchase from the Company a number of shares of Common Stock of the Company equal to eight multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding on the date of the Triggering Event, and the denominator of which is the number of Rights outstanding on the date of the Triggering Event that are not beneficially owned by an Acquiror or a Potential Acquiror or their affiliates or associates. Each holder of a Right would be entitled to purchase such shares at a price per share of twenty percent of the current market value of a share of the Company's Common Stock, measured as of the date of the Triggering Event.

     The Stockholders of the Company previously approved certain measures designed to lessen the likelihood of a successful hostile takeover or change in control of the Company and to encourage fair treatment of all Stockholders in the event of a takeover. Such provisions include the classification of the Board, whereby the three classes of directors serve staggered three-year terms. In addition, the Board is authorized to issue Preferred Shares in series and to determine the rights, including voting rights, preferences, the number of shares constituting the series, the designation of the series, and other characteristics. The Board could, without Stockholder approval, issue Preferred Shares with voting rights and other rights that could adversely affect the voting power of holders of Common Stock. The issuance of Preferred Shares could have the effect of delaying or preventing a change of control of the Company. The Company has no present plans to issue any Preferred Shares.

     At the date of this Proxy Statement, the Company has no agreements, understandings, commitments or plans with respect to the sale or issuance of the additional shares of Common Stock. The proposed amendment to the Certificate of Incorporation is not being recommended in response to any specific effort of which management is aware to obtain control of the Company.


     The Board recommends that the Stockholders vote FOR the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 25,000,000 shares to 100,000,000 shares.

   PROPOSAL 4 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO CHANGE THE NAME OF THE COMPANY

Description of the Proposed Amendment

     The DGCL provides that the name of a corporation shall be set forth in its certificate of incorporation. Article FIRST of the Certificate of Incorporation presently designates the name of the Company as "Southern Electronics Corporation."

     The Board has unanimously approved, and has unanimously recommended that the Stockholders approve, a proposal to amend Article FIRST of the Certificate of Incorporation to change the name of the Company from Southern Electronics Corporation to "SED International Holdings, Inc." If the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date adopt the proposed amendment, the Company will file with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation in substantially the form attached hereto as Exhibit B, changing the name of the Company.

Purposes and Effect of the Proposed Amendment

     When the Company was formed in 1986, its focus was to develop its business in the southern region of the United States. Since then, the Company has expanded rapidly. The Board believes that the Company must compete successfully in international markets if it is to continue to recognize its full growth potential. To emphasize its commitment to an international market, the Company has already changed the name of its primary operating subsidiary from "Southern Electronics Distributors, Inc." to "SED International, Inc." The Board believes that it is in the best interests of the Company to further reflect its international commitment by changing the Company's name to "SED International Holdings, Inc."

     If the amendment is adopted, Stockholders will not be required to exchange outstanding stock certificates for new certificates.

     The Board recommends that the Stockholders vote FOR the proposal to amend the Company's Certificate of Incorporation to change the name of the Company from "Southern Electronics Corporation" to "SED International Holdings, Inc."


     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and greater than ten percent Stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to the beneficial ownership of the Company's equity securities. Based solely on a review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, written representations by reporting persons that no Form 5 was required, the Reporting
Persons have complied with all applicable Section 16(a) filing requirements during and with respect to Fiscal 1997.


                       INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP served as the Company's independent auditors for Fiscal 1997, and the Board has reappointed this firm for fiscal 1998. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting to respond to questions from Stockholders and to make a statement if he so desires.


  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

     Any Stockholder of the Company wishing to submit a proposal for action at the Company's 1998 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than June 5, 1998, and must otherwise comply with the rules and regulations of the Commission applicable to Stockholder proposals.


                          ANNUAL REPORT

     The Company's 1997 Annual Report to Stockholders is being mailed to the Company's Stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.


                         OTHER MATTERS

     The Board does not know of any other matters to be presented at the Annual Meeting for action by Stockholders. If any other matters requiring a vote of the Stockholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.

     A list of Stockholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by Stockholders who are present.

     If you cannot be present in person, you are requested to mark, date, sign and return the enclosed proxy promptly. An envelope has been provided for your convenience. No postage is required if mailed in the United States.

                              By Order of the Board of Directors,


                              Larry G. Ayers,
                              Secretary
                              October 8, 1997
                              Tucker, Georgia

                           EXHIBIT A

                SOUTHERN ELECTRONICS CORPORATION
                     1997 STOCK OPTION PLAN


                           ARTICLE 1
                            Purpose

     1.1 General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging employees, Directors and Consultants of the Company to obtain a proprietary interest in the Company. The Company intends that the Plan will provide such persons with an added incentive to continue in the employ of the Company, or to continue to serve as a Director or Consultant, as applicable, and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to its service persons of outstanding quality.

     1.2 Intended Tax Effects of Stock Rights. It is intended that part of the Plan qualify as an ISO plan and that any option granted in accordance with such portion of the Plan qualify as an ISO, all within the meaning of Code Paragraph 422. The tax effects of any NQSO or Restricted Stock granted hereunder should be determined under Code Paragraph 83.

                            ARTICLE 2
                            Definitions

     The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

     2.1  1933 Act shall mean the Securities Act of 1933, as amended.

     2.2 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     2.3 Beneficiary shall mean, with respect to an Optionee, or Restricted Stock Recipient, the individual or individuals to whom the Optionee's Options or Restricted Stock Recipient's Restricted Stock shall be transferred upon the Optionee's or Restricted Stock
Recipient's death (i.e., the Optionee's or Restricted Stock
Recipient's Beneficiary).

          (a)  Designation of Beneficiary.  An Optionee's or
     Restricted Stock Recipient's Beneficiary shall be the individual who is last designated in writing by the Optionee or Restricted Stock Recipient as such Optionee's or Restricted Stock
     Recipient's Beneficiary hereunder. An Optionee or Restricted Stock Recipient shall designate his or her original

     Beneficiary in writing in his or her Option Agreement or Restricted Stock Agreement. Any subsequent modification of the Optionee's or Restricted Stock Recipient's Beneficiary shall be in a written, executed and notarized letter addressed to the Company and shall be effective when it is received and accepted by the Committee, as determined in the Committee's sole discretion.

          (b) No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by an Optionee or Restricted Stock Recipient, or the Beneficiary designated by the Optionee or Restricted Stock Recipient is no longer living at the time of the Optionee's or Restricted Stock Recipient's death, then the Optionee's or Restricted Stock Recipient's Beneficiary shall be deemed to be the individual or individuals in the first of the following classes of individuals with one or more members of such class surviving or in existence as of the Optionee's or Restricted Stock Recipient's death, and in the absence thereof, the Optionee's or Restricted Stock Recipient's estate: (i) the Optionee's or Restricted Stock Recipient's surviving spouse; or
     (ii) the Optionee's or Restricted Stock Recipient's then living lineal descendants, per stirpes.

          (c) Designation of Multiple Beneficiaries. An Optionee or Restricted Stock Recipient may not designate more than one individual as a Beneficiary. To the extent that a designation purports to designate more than one individual as a Beneficiary, the designation shall be null and void.

          (d) Contingent Beneficiaries. An Optionee or Restricted Stock Recipient may designate a contingent Beneficiary to receive the Optionee's Option or Restricted Stock Recipient's Restricted Stock in the event that the Optionee's or Restricted Stock Recipient's original Beneficiary should predecease the Optionee or Restricted Stock Recipient; otherwise, in the event a Beneficiary predeceases the Optionee or Restricted Stock Recipient, then the individual or individuals specified in subsection (b) above shall be the Optionee's or Restricted Stock Recipient's Beneficiary.

     2.4  Board shall mean the Board of Directors of Southern
Electronics Corporation.

     2.5 Cause shall mean an act or acts by an individual involving the commission of a felony, willful misconduct, fraud, embezzlement, dishonesty, breach of fiduciary duty or violation or breach of a written employment or consulting agreement or of Company policy as described in a Company employee handbook, any of which acts cause the Company material damage, as determined by the Committee in its sole discretion.

     2.6 Change of Control shall mean the occurrence of any one of the following events:

          (a) Acquisition By Person of Substantial Percentage of the Company's Voting Power. Any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates and Associates, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, hereafter becomes the Beneficial Owner of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

          (b) Substantial Change of Board Members. The Continuing Directors of the Company shall at any time fail to constitute a majority of the members of the Board of Directors of the Company;


          (c) Disposition of Assets. All or substantially all of the assets of the Company are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly Approved by the Continuing Directors of the Company;

          (d) Acquisition By Person of Substantial Percentage of a Subsidiary's Voting Power. Any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates and Associates, other than the Company, directly or indirectly, or a trustee or other fiduciary holding securities under an employee benefit plan of a Subsidiary, hereafter becomes the beneficial owner of securities of that Subsidiary representing thirty percent (30%) or more of the combined voting power of that Subsidiary's then outstanding securities entitled to vote generally in the election of directors without being Duly Approved by the Continuing Directors of that Subsidiary; or

          (e) Disposition of Assets of a Subsidiary. All or substantially all of the assets of a Subsidiary are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly
     Approved by the Continuing Directors of that Subsidiary.

     For purposes of this Section 2.6 only, the following definitions apply:

     Affiliate or Affiliated means any person, firm, corporation, partnership, association or entity, either directly or indirectly, that controls, is controlled by, or is under common control with a specified person, firm, corporation, partnership, association or entity.

     Associate means (1) any corporation, partnership or other entity of which a specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities thereof, (2) any trust or estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, and (4) any person who is a trustee, officer or partner of such specified person or of any corporation, partnership or other entity that is an Affiliate of such specified person.

     Beneficial Owner shall be defined by reference to Rule 13d-3 under the 1934 Act as such Rule is in effect on the Effective Date; provided, however, that any individual, corporation, partnership, Group, association or other person or entity which, directly or indirectly, owns or has the right to acquire any of the Company's or a Subsidiary's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent, absolute, direct or indirect, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed the Beneficial Owner of such securities.

     Company means Southern Electronics Corporation.

     Continuing Director means a director who either was a member of the Board of Directors of either the Company or a Subsidiary, as the case may be, on the Effective Date, or who becomes a member of the Board of Directors of either the Company or a Subsidiary, as the case may be, subsequent to such date and whose election or nomination for election by the Board of Directors of that company was Duly Approved by the Continuing Directors of that company at the time of such election or nomination, either by a specific vote or by approval of the proxy statement issued by the company on behalf of the Board of Directors of the company in which such person is named as a nominee for director.

     Duly Approved by the Continuing Directors means an action approved by the vote of at least a majority of the Continuing Directors then on the Board of Directors of either the Company or a Subsidiary, as the case may be; provided, however, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the entire Board of Directors of that company as if a vote by all of its members had been taken, or if the number of persons constituting the Continuing Directors of that company shall be equal to or less than three, then the term Duly Approved by the Continuing Directors shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board of Directors of that company.

     Group means persons who act in concert as described in Section 13(d)(3) of the 1934 Act as in effect on the effective date.

     Subsidiary means SED International, Inc., a Delaware corporation, and each other subsidiary majority-owned by the Company, whether directly or indirectly.

     2.7 Code shall mean the Internal Revenue Code of 1986, as amended.

     2.8 Committee shall mean the committee appointed by the Board to administer and interpret the Plan in accordance with Article 3 below.

     2.9 Common Stock shall mean the common stock, par value $.01 per share, of Southern Electronics Corporation.

     2.10 Company shall mean Southern Electronics Corporation, a
Delaware corporation, and shall also mean any parent or subsidiary corporation of Southern Electronics Corporation unless otherwise specified.

     2.11 Consultant shall mean an individual who is performing services for the Company pursuant to an agreement with the Company.

     2.12 Director shall mean an individual who is serving as a member of the Board or who is serving as a member of the board of directors of a parent or subsidiary corporation of Southern Electronics
Corporation.

     2.13 Disability shall mean, with respect to an individual, the total and permanent disability of such individual as determined by the Committee in its sole discretion.

     2.14 Effective Date shall mean the date on which this Plan is adopted by the Board, subject to stockholder approval. See Article 10 herein.

     2.15 Fair Market Value of the Common Stock as of a date of determination shall mean the following:

          (a) Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on The Nasdaq National Market on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or The Nasdaq National Market on the trading date immediately preceding the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the trading date immediately preceding the date of determination.

          (b) Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on The Nasdaq National Market but no shares of the Common Stock were traded on the date specified in Section 2.15(a) above but there were shares traded on a date within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock were traded on the date specified in Section 2.15(a) above (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on a date within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

          (c) Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on The Nasdaq National Market or is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

The Committee's determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

     2.16 ISO shall mean an incentive stock option within the meaning of Code Paragraph 422(b).

     2.17 NQSO shall mean an option to which Code Paragraph 421
(relating generally to certain ISO and other options) does not apply.

     2.18 Options shall mean ISOs or NQSOs, as applicable, granted to individuals pursuant to the terms and provisions of this Plan.

     2.19 Option Agreement shall mean a written agreement, executed and dated by Southern Electronics Corporation and an Optionee, evidencing an Option granted under the terms and provisions of this Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of stock subject to such Option.

     2.20 Option Price shall mean the purchase price of the shares of Common Stock underlying an Option.

     2.21 Optionee shall mean an individual who is granted an Option pursuant to the terms and provisions of this Plan.

     2.22 Person shall mean any individual, organization, corporation, partnership or other entity.

     2.23 Plan shall mean this Southern Electronics Corporation 1997 Stock Option Plan.

     2.24 Recipient shall mean an individual who is granted Restricted Stock pursuant to the terms and provisions of this Plan.

     2.25 Restricted Stock shall mean Common Stock subject to a Restriction Agreement between the Recipient and Southern Electronics Corporation, whereby the Recipient has immediate rights of ownership in the shares of Common Stock underlying the award but such shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Restriction Agreement and are subject to forfeiture by the Recipient until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited.

     2.26 Restriction Agreement shall mean a written agreement, executed and dated by Southern Electronics Corporation and a Recipient, evidencing restrictions placed on the ownership of Restricted Stock by a Recipient.

     2.27 Southern Electronics Corporation shall mean Southern
Electronics Corporation, a Delaware corporation.

     2.28 Stock Rights shall mean Options and/or Restricted Stock.


                           ARTICLE 3
                         Administration

     3.1 General Administration. The Plan shall be administered and interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements or Restriction Agreements (as applicable) by which Stock Rights shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

     3.2 Appointment. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more directors who shall meet the following requirements:

          (a) Non-Employee Director Rule. Each director serving on the Committee must be a "non-employee director." To be a non-employee director, the director must not (i) be an employee or officer of the Company, (ii) have received compensation directly or indirectly as a consultant or in any non-director capacity, or have an interest in any transaction of the Company, for which disclosure would be required under Item 404(a) of Regulation S-K of the 1934 Act, or (iii) have been engaged through another entity in a business relationship with the Company for which disclosure would be required under Item 404(b) of Regulation S-K of the 1934 Act. The requirements of this subsection are intended to comply with the "non-employee director rule" of Rule 16b-3 under Section 16 of the 1934 Act or any successor rule or regulation, and shall be interpreted and construed in a manner which assures compliance with said Rule. To the extent said Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner.

          (b) Outside Director Rule. No director serving on the Committee may be a current or former employee of the Company (or any corporation affiliated with the Company under Code Paragraph
     1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee. Furthermore, no director serving on the Committee shall be or have ever been an officer of the Company (or any Code Paragraph 1504 affiliated corporation), or shall be receiving remuneration (directly or indirectly) from the Company (or any Code Paragraph 1504 affiliated corporation) in any capacity other than as a director. The requirements of this subsection are intended to comply with the "outside director" requirements of Treas. Reg. Paragraph 1.162-27(e)(3) or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the "outside" director requirement of Code Paragraph 162(m)(4)(C)(i).

     3.3 Organization. The Board or the Committee may select one of the Committee's members as chairman of the Committee. The Committee shall hold its meetings at such times, in such manner, and at such places as the Committee or its chairman shall deem advisable. A majority of the members of the Committee shall constitute a quorum, and such majority shall determine the Committee's actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

     3.4 Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by Southern Electronics Corporation against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Rights granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the certificate of incorporation or the bylaws of Southern Electronics Corporation relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of Southern Electronics Corporation.

                           ARTICLE 4
                             Stock

     The stock subject to the Stock Rights and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of
Article 8, the total number of shares of Common Stock which may be granted to, or for which Options may be granted to, persons participating in the Plan shall not exceed in the aggregate 350,000 shares of Common Stock, subject to adjustment as provided herein. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option or shares of Restricted Stock returned to Southern Electronics Corporation by forfeiture again may become subject to Stock Rights under the Plan.


                           ARTICLE 5
        Eligibility to Receive and Grant of Stock Rights

     5.1 Individuals Eligible for Grants of Stock Rights. The individuals eligible to receive Stock Rights hereunder shall be employees, Directors and Consultants of the Company; provided, that only employees of Southern Electronics Corporation and its "parent" or "subsidiary" corporations within the meaning of subsections (e) and (f) of Code Paragraph 424 shall be eligible to receive ISOs.

     5.2 Grants of Stock Rights. Subject to the provisions of the Plan, the Committee or the Board shall have the authority and sole discretion to determine and designate, from time to time, those individuals (from among the individuals eligible for a grant of Stock Rights under the Plan pursuant to Section 5.1 above) to whom Stock Rights will actually be granted, the Option Price of the shares covered by any Options granted, the manner in and conditions under which Options are exercisable (including, without limitation, any limitations or restrictions thereon), the manner in and conditions under which shares of Restricted Stock shall vest and the time or times at which Stock Rights shall be granted. In making such determinations, the Committee may take into account the nature of the services rendered or to be rendered by the respective individuals to whom Stock Rights may be granted, their present and potential contributions to the Company's success and such other factors as the Committee, in its sole discretion, shall deem relevant. In its authorization of the granting of an Option hereunder, the Committee shall specify the name of the Optionee, the number of shares of stock subject to such Option and whether such Option is an ISO or a NQSO.
In its authorization of an award of Restricted Stock hereunder, the Committee shall specify the name of the Recipient, the number of shares of Restricted Stock to be awarded and the restrictions to which such Restricted Stock shall be subject. The Committee may grant, at any time, new Stock Rights to an Optionee or a Recipient who previously has received Stock Rights, whether such Stock Rights include prior Stock Rights that still are outstanding, previously have been exercised in whole or in part, have expired or are canceled in connection with the issuance of new Stock Rights. No individual shall have any claim or right to be granted Stock Rights under the Plan.

     5.3 Limitation on Exercisability of ISOs. Notwithstanding anything herein to the contrary, the aggregate Fair Market Value of ISOs which are granted to any employee under the Plan or any other stock option plan adopted by the Company that are first exercisable in any one calendar year shall not exceed $100,000. The Committee shall interpret and administer the limitations set forth in this Section in accordance with Code Paragraph 422(d).

     5.4 Restriction on Grant of Stock Options. No more than the maximum number of shares of Common Stock available under the Plan may be made subject to Options granted during a calendar year to any one individual.


                           ARTICLE 6
                Terms and Conditions of Options

     Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

     6.1 Requirement of Option Agreement. Upon the grant of an Option hereunder, the Committee shall prepare (or cause to be prepared) an Option Agreement. The Committee shall present such Option Agreement to the Optionee. Upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio.

     6.2 Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains, the Option Price, the Beneficiary of the Optionee and the date as of which the Option was granted under this Plan.

     6.3 Vesting. Each Option shall first become exercisable (i.e., vested) with respect to such portions of the shares subject to such Option as are specified in the schedule set forth hereinbelow, except as may be otherwise specified by the Committee:

          (a) Commencing as of the first anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, 20% of the shares subject to such Option. Prior to said date, the Option shall be unexercisable in its entirety.

          (b) Commencing as of the second anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 20% of the shares subject to the Option.

          (c) Commencing as of the third anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 20% of the shares subject to the Option.

          (d) Commencing as of the fourth anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 20% of the shares subject to the Option.

          (e) Commencing as of the fifth anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, the remainder of the shares subject to such Option.

          (f) Notwithstanding subsections (a) through (e) above, any Options previously granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Optionee's becoming
     Disabled or upon his death or upon a Change of Control.

Other than as provided above, if an Optionee ceases to be an employee, Director or Consultant of the Company, his rights with regard to all non-vested Options shall cease immediately.

     6.4 Option Price. The Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted; provided, in no event shall the Option Price of any ISO be less than 100% (110% in the case of ISOs of Optionees who own more than ten percent of the voting power of all classes of stock of either Southern Electronics Corporation or any "parent" or "subsidiary" corporation of Southern Electronics Coporation (within the meaning of subsections (e) and (f) of Code Paragraph 424)) of the Fair Market Value of the Common Stock on the date the Option is granted. Upon execution of an Option Agreement by both Southern Electronics Corporation and Optionee, the date as of which the Committee granted the Option as specified in the Option Agreement shall be considered the date on which such Option is granted.

     6.5 Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Committee may determine for each Option; provided, in no event shall any Option be exercisable after ten years (five years in the case of ISOs granted to Optionees who own more than ten percent of the voting power of all classes of stock of either the Company or any parent or subsidiary) from the date the Option is granted. No Option shall be granted hereunder after ten years from the earlier of (i) the date the Plan is approved by the stockholders, or (ii) the date the Plan is adopted by the Board.

     6.6 Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if such total is less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

     6.7 Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of Southern Electronics Corporation at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 9.1. Southern Electronics Corporation shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires Southern Electronics Corporation to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. For Options which are ISOs, written statements shall be furnished to the Optionee in accordance with Code Paragraph 6039 on or before January 31 of the year following the year in which the Option was exercised. See Treas. Reg. Paragraphs 1.6039-1 and -2 and 301.6039-1.

     6.8  Medium and Time of Payment.

          (a) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his Beneficiary as provided in subsection (c) of Section 6.9), shall be (A) in cash; (B) by delivery to Southern Electronics Corporation of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank or a federally chartered thrift institution (or guaranteed or notarized in such other manner as the Committee may require) or by instructing Southern Electronics Corporation to retain shares of Common Stock upon the exercise of the Option with a Fair Market Value equal to the exercise price as payment; or (C) by a combination of (A) and (B).

          (b) If all or part of the Option Price is paid by delivery of shares of the Common Stock, the Optionee must have held such shares as of the date of the payment for at least six months from
     (i) the date of acquisition, in the case of shares acquired other than through a stock option or other stock award plan, or (ii) the date of grant or award in the case of shares acquired through such a plan; and the value of such Common Stock (which shall be the Fair Market Value of such Common Stock on the date of exercise) shall be less than or equal to the total Option Price payment. If the Optionee delivers shares of Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash as provided in subsection (a) above.

          (c) In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash (or have withheld from his normal pay) or, if permitted by the Board or the Committee, in shares of Common Stock held for the minimum period of time as specified in Section 6.8 above, an amount equal to the amount, if any, which the Company at the time of exercise is required to withhold under the income tax or Federal Insurance Contribution Act tax withholding provisions of the Code, of the income tax laws of the state of the Optionee's residence, and of any other applicable law.

     6.9 Effect of Termination of Employment, Disability or Death. Except as provided in subsections (a), (b), (c) and (d) below, no Option shall be exercisable unless the Optionee thereof shall have been an employee, Director or Consultant of the Company from the date of the granting of the Option until the date of exercise; provided, the Committee, in its sole discretion, may waive the application of this Section with respect to any NQSOs granted hereunder and, instead, may provide a different expiration date or dates in a NQSO Option Agreement.

          (a) Termination of Employment. In the event an Optionee ceases to be an employee, Director or Consultant of the Company for any reason other than death, Disability or termination by the Company without Cause of the Optionee's service as employee, Director or Consultant of the Company, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of (i) the expiration date of the Option, (ii) the date on which the Optionee ceases to be an employee, Director or Consultant of the Company or the date on which the Company gives notice to such Optionee of termination of service as employee, Director or Consultant if such service is terminated by the Company for Cause (an Optionee's resignation of such service in anticipation of termination of service by the Company for Cause shall constitute a notice of termination by the Company); provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Notwithstanding the foregoing and any provision of subsection (b), in the event that an Optionee's service as employee, Director or Consultant of the Company terminates for a reason other than death or Disability at any time after a Change of Control, the term of all Options of that Optionee shall be extended through the end of the three-month period immediately following the date of such termination; provided, this extension shall apply to ISOs only to the extent it does not cause the term of such ISOs to exceed the maximum term permitted under Code Paragraph 422 or does not cause such ISOs to lose their status as ISOs. Prior to the earlier of the dates specified in the preceding sentences of this subsection
     (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of service. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of service for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (b) Termination of Employment by Company Without Cause. In the event that the Company terminates an Optionee's service as employee, Director or Consultant of the Company without Cause, any Option or unexercised portion thereof granted to him shall terminate and not be exercisable after the earlier to occur of
     (i) the expiration date of such option or (ii) three months after the date the Optionee ceases to be an employee, Director or Consultant of the Company; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of such dates, such option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's service is terminated by the Company without cause.

          (c) Disability. Upon the termination of an Optionee's service as employee, Director or Consultant of the Company due to Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (i) the expiration date of such Option or (ii) one year after the date on which such Optionee ceases to be an employee, Director or Consultant of the Company due to Disability; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of such dates, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's service ceases due to Disability.

          (d) Death. In the event of the death of the Optionee while he is an employee, Director or Consultant of the Company, any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by his Beneficiary at any time prior to the expiration of one year from the date of death of such Optionee, but in no event later than the date of expiration of the option period; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Optionee.

     6.10 Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except by transfer to a Beneficiary upon the death of the Optionee, and any purported transfer (other than as excepted above) shall be null and void. After the death of an Optionee and upon the death of the Optionee's Beneficiary, an Option shall be transferred only by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

     6.11 Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to shares covered by his Option until the date of issuance of the shares to him and only after the Option Price of such shares is fully paid and the tax withholding amount is paid or withheld. Unless specified in Article 8, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     6.12 No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     6.13 Acceleration. The Committee shall at all times have the power to accelerate the vesting date of Options previously granted under this Plan.

     6.14 Designation of Option as ISO or NQSO. Subject to the provisions of this Article, each Option granted under the Plan shall be designated either as an ISO or a NQSO. An Option Agreement evidencing both an ISO and a NQSO shall identify clearly the status and terms of each Option.

     6.15 ISOs Converted to NQSOs. In the event any part or all of an Option granted under the Plan which is intended to be an ISO at any time fails to satisfy all of the requirements of an ISO, then such ISO shall be split into an ISO and NQSO so that the portion of the Option, if any, that still qualifies as an ISO shall remain an ISO and the portion that does not qualify as an ISO shall become a NQSO. Such split of an Option into an ISO portion and a NQSO portion shall be evidenced by one or more Option Agreements, as long as each Option is identified clearly as to its status as an ISO or NQSO.


                           ARTICLE 7
        Terms and Conditions of Restricted Stock Awards

     Restriction Agreements and the Restricted Stock awarded under this Plan shall comply with and be subject to the following terms and conditions:

     7.1 Requirement of Restriction Agreement. Upon the grant of Restricted Stock hereunder, the Committee shall prepare (or cause to be prepared) a Restriction Agreement, and shall present such Restriction Agreement to the Recipient. The failure of the Recipient to execute the Restriction Agreement within 30 days after the date of the receipt of same shall render the Restriction Agreement and the underlying award of Restricted Stock null and void ab initio.

     7.2 Effect of Grant of Restricted Stock. An award of Restricted Stock granted under the Plan shall provide the Recipient with immediate rights of ownership in the shares of Common Stock underlying the award, but such shares shall be subject to such restrictions as the Committee shall specify and shall be subject to forfeiture by the Recipient until the earlier of (i) the time such restrictions lapse or are satisfied or (ii) the time such shares are forfeited.

     7.3 Restricted Stock Recipient and Number of Shares. Each Restriction Agreement shall state the name of the Restricted Stock Recipient and the total number of shares of the Common Stock to which it pertains, the Beneficiary of the Restricted Stock Recipient and the date as of which the Restricted Stock was granted under this Plan.

     7.4  Restrictions on Stock.

          (a) The vesting of complete ownership rights in any Restricted Stock awarded under this Plan shall be subject to such terms and conditions as the Committee may determine in its sole discretion; provided, no Recipient shall be required to pay any consideration in the form of cash or other property as a condition to acquiring the Restricted Stock. A Recipient shall vest and obtain a nonforfeitable interest in the Restricted Stock as of the date that the last of such terms and conditions is satisfied; provided, if such terms and conditions are not satisfied by the deadline, if any, designated by the Committee and specified in the Restriction Agreement, the portion of Restricted Stock still subject to such terms and conditions shall be forfeited and returned to Southern Electronics Corporation. The Committee, in its sole discretion, may provide for the lapse of the terms and conditions to which Restricted Stock is subject in installments and may provide for different terms and conditions and/or a different restriction period with respect to each award, or any portion of an award, of Restricted Stock.

          (b) In addition to such terms and conditions as the Committee may determine with respect to the vesting of any shares of Restricted Stock, all Restricted Stock shall vest with respect to such portion of each grant of Restricted Stock as is specified in the schedule set forth hereinbelow, except as may otherwise be specified by the Committee.

               (i) Commencing as of the first anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Committee may determine) in 20% of the Restricted Stock so granted. Prior to said date, none of such Restricted Stock shall be vested.

               (ii) Commencing as of the second anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Committee may determine) in an additional 20% of the Restricted Stock so granted.

               (iii) Commencing as of the third anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Committee may determine) in an additional 20% of the Restricted Stock so granted.

               (iv) Commencing as of the fourth anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Committee may determine) in an additional 20% of the Restricted Stock so granted.

               (v) Commencing as of the fifth anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Committee may determine) in the remainder of the Restricted Stock so granted.

Notwithstanding (a) and (b) above, 100% of the shares of Restricted Stock previously granted to a Restricted Stock Recipient shall become immediately vested upon a Change of Control or upon a Restricted Stock Recipient's termination of employment due to Disability or upon his death.

     7.5  Delivery of Restricted Stock.

          (a) Southern Electronics Corporation shall make delivery of the shares of Restricted Stock within a reasonable period of time after execution of a Restriction Agreement; provided, if any law or regulation requires Southern Electronics Corporation to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

          (b) Unless the certificates representing shares of the Restricted Stock are deposited with a custodian pursuant to subsection (c) of this Section, each such certificate shall bear the following legend (in addition to any other restrictive legend required pursuant to Article 9):

          The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Southern Electronics Corporation 1997 Stock Option Plan and a Restriction Agreement, dated ____________, _____, between ____________________ and Southern Electronics Corporation. The Plan and Restriction Agreement are on file in the office of the Secretary of Southern Electronics Corporation. Such legend shall be removed from any certificate evidencing such shares of Restricted Stock as of the date that such shares become nonforfeitable.

          (c) As an alternative to delivering a stock certificate to the Recipient pursuant to subsection (b) of this Section, any certificate evidencing Restricted Stock may be deposited by Southern Electronics Corporation with a custodian to be designated by the Committee. Southern Electronics Corporation shall cause the custodian to issue to the Recipient a receipt for any Restricted Stock deposited with it in accordance with this subsection. Such custodian shall hold the deposited certificates and deliver the same to the Recipient in whose name the shares of Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

          (d) A Recipient shall pay in cash (or have withheld from his normal pay) or, if permitted by the Board or the Committee, in shares of Common Stock held for the minimum period of time as specified in Section 6.8(b) hereof, an amount equal to the amount, if any, which the Company is required at any time to withhold under the income tax or Federal Insurance Contributions Act tax withholding provisions of the Code, of the income tax laws of the state of the Recipient's residence, and any other applicable law.

     7.6 Termination of Service. Except as otherwise determined by the Committee and set forth in a Restriction Agreement, in the event that the service as employee, Director or Consultant of the Company of a Recipient to whom Restricted Stock has been granted is terminated for any reason (including retirement of the Recipient or a termination by the Company whether or not for Cause) other than a Change of Control, or the Disability or death of the Recipient, before satisfaction of the terms and conditions to which the Restricted Stock is subject, all shares of Restricted Stock still subject to restriction shall be forfeited and shall be reacquired by the Company.

     7.7 Restrictions on Transfer. No shares of Restricted Stock shall be assignable or transferable by the Recipient, except by transfer to a Beneficiary upon the death of the Recipient, while such shares are still subject to restriction, and any purported transfer (other than as excepted above) shall be null and void.

     7.8 Rights as a Stockholder. Upon delivery of Restricted Stock to the Recipient (or the custodian, if any), the Recipient shall, except as otherwise set forth in this Article and in the Restriction Agreement, have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends or other distributions paid or made with respect to the Restricted Stock. Until such delivery, the Recipient shall have no rights as a stockholder.

     7.9 Acceleration. The Committee shall at all times have the power to accelerate the vesting date of Restricted Stock previously granted under this Plan.

     7.10 Restrictions on Grants. No Restricted Stock shall be granted hereunder after ten years from the earlier of (a) the date the Plan is approved by the stockholders, or (b) the date the Plan is adopted by the Board.

                           ARTICLE 8
           Adjustments Upon Changes in Capitalization

     8.1 Recapitalization. In the event that the outstanding shares of the Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Southern Electronics Corporation by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

          (a) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Stock Rights under the Plan.

          (b) The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

          (c) Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code Paragraph 424(a) and the regulations promulgated thereunder so as to preserve the status of such Options as ISOs under Code Paragraph 422.

          (d) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is exercised on or prior to the record date for determining stockholders entitled to receive or exercise such rights or warrants.

     8.2 Reorganization. Subject to any required action by the stockholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, the Committee, in its discretion, may declare that:

          (a) any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option would have been entitled;

          (b) any or all outstanding Stock Rights granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws); and/or

          (c) any or all Stock Rights granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days' notice to the Optionees and/or Recipients to whom such Stock Rights have been granted.

     8.3 Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the stockholders of Southern Electronics Corporation, the Committee shall give each Optionee and Recipient written notice of such event at least ten days prior to its effective date, and the rights of all Optionees and Recipients shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

     8.4 Limits on Adjustments. Any issuance by Southern Electronics Corporaton of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Article. The grant of Stock Rights pursuant to the Plan shall not affect in any way the right or power of Southern Electronics Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.


                           ARTICLE 9
 Agreement by Optionee or Recipient and Securities Registration

     9.1 Agreement. If, in the opinion of counsel to Southern Electronics Corporation, such action is necessary or desirable, no Stock Rights shall be granted to any Optionee or Recipient, and no Option shall be exercisable, unless, at the time of grant or exercise, as applicable, such Optionee or Recipient (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to Southern Electronics Corporation with regard to holding and resale of the Common Stock. The Optionee or Recipient shall, upon the request of the Committee, execute and deliver to Southern Electronics Corporation an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Optionee or Recipient did not execute such agreement or affidavit in good faith, Southern Electronics Corporation shall not be bound by the grant of the Option or Restricted Stock or by the exercise of the Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to Southern Electronics Corporation, is necessary or desirable:

     The shares represented by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state] [and] [are held by an "affiliate" (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Corporation]. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Corporation of a favorable opinion of counsel or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Corporation, nor will any transferee be recognized as the owner thereof by the Corporation.

If the Common Stock is (A) held by an Optionee or Recipient who is not an "affiliate," as that term is defined in Rule 144 of the 1933 Act, or who ceases to be an "affiliate," or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in Section 9.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

     9.2 Registration. In the event that Southern Electronics Corporation in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Stock Rights have been granted hereunder, then Southern Electronics Corporation shall take such action at its own expense before or, if appropriate and upon the advice of legal counsel, after delivery of the certificates representing such shares to an Optionee or Recipient. In such event, and if the shares of Common Stock of Southern Electronics Corporation shall be listed on any national securities exchange or on The Nasdaq National Market at the time of the exercise of any Option or the vesting of any shares of Restricted Stock, Southern Electronics Corporation shall make prompt application at its own expense for the listing on such stock exchange or The Nasdaq National Market of the shares of Common Stock to be issued.

                           ARTICLE 10
                         Effective Date

     The Plan shall be effective as of the Effective Date, and no Stock Rights shall be granted hereunder prior to said date. Adoption of the Plan shall be approved by the stockholders of Southern Electronics Corporation at the earlier of (i) the annual meeting of the stockholders of Southern Electronics Corporation which immediately follows the date of the first grant or award of Stock Rights hereunder, or (ii) 12 months after the adoption of the Plan by the Board, but in no event earlier than 12 months prior to the adoption of the Plan by the Board. Stockholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by Southern Electronics Corporation's articles or certificate of incorporation and bylaws and by applicable law; provided, however, such stockholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act. Failure to obtain such approval shall render the Plan and any Stock Rights granted hereunder null and void ab initio.


                           ARTICLE 11
                   Amendment and Termination

     11.1 Amendment and Termination by the Board.  Subject to Section
11.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.

     11.2 Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 11.1 above, the following restrictions shall apply to the Board's authority under Section 11.1 above:

          (a) Prohibition Against Adverse Effects on Outstanding Stock Rights. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees or Recipients who have outstanding Stock Rights without the consent of such Optionees or Recipients; and

          (b) Stockholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the stockholders of Southern Electronics Corporation if (i) such modification or amendment would cause the applicable portions of the Plan to fail to qualify as an ISO plan pursuant to Code Paragraph 422 or (ii) such modification or amendment would modify the material terms of the Plan within the meaning of Prop. Treas. Reg. Paragraph 1.162-27(e)(4). Stockholder approval shall be made by the holders of a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by Southern Electronics Corporation's articles or certificate of incorporation and bylaws and by applicable law.


                           ARTICLE 12
                    Miscellaneous Provisions

     12.1 Application of Funds. The proceeds received by Southern Electronics Corporation from the sale of the Common Stock subject to the Stock Rights granted hereunder will be used for general corporate purposes.

     12.2 Notices. All notices or other communications by an Optionee or Recipient to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

     12.3 Term of Plan. Subject to the terms of Article 11, the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Stock Right, or (ii) the last date upon which Options may be granted hereunder.

     12.4 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     12.5 Additional Provisions By Committee. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Committee shall deem advisable. The Restriction Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the complete ownership of Restricted Stock, as the Committee shall deem advisable.

     12.6 Plan Document Controls. In the event of any conflict between the provisions of an Option Agreement and the Plan, or between a Restriction Agreement and the Plan, the Plan shall control.

     12.7 Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

     12.8 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

     12.9 Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

     12.10 No Rights to Employment or to Perform Services. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to employment with the Company, or to perform services for the Company.

     12.11 Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.


     ADOPTED BY BOARD OF DIRECTORS ON AUGUST 26, 1997

     APPROVED BY STOCKHOLDERS ON ____________ ___, 1997

                           EXHIBIT B

                    CERTIFICATE OF AMENDMENT
                            TO THE
           CERTIFICATE OF INCORPORATION, AS AMENDED,
                               OF
                SOUTHERN ELECTRONICS CORPORATION


First:    The name of the corporation is Southern Electronics
          Corporation (the "Corporation").

Second: The Certificate of Incorporation, as amended, of the Corporation is hereby further amended by deleting Article First in its entirety and inserting in lieu thereof the following:

          "First: The name of the corporation is SED International Holdings, Inc. (the "Corporation")."

Third: The Certificate of Incorporation, as amended, of the Corporation is hereby further amended by deleting the first Paragraph of Article Fourth in its entirety and inserting in lieu thereof of the following:

          "Fourth: The Corporation is authorized to issue two classes of shares to be designated respectively as "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred million one hundred twenty-nine thousand five hundred shares (100,129,500). The number of shares of Common Stock authorized is one hundred million shares (100,000,000), and the par value of each share is $.01. The number of shares of Preferred Stock authorized is one hundred twenty-nine thousand five hundred shares (129,500), and the par value of each share is $1.00."

Fourth: Except as provided herein, all other terms and provisions of Article Fourth and the other Articles of the Certificate of Incorporation, as amended, of the Corporation shall remain in full force and effect.

Fifth: This Amendment to the Certificate of Incorporation, as amended, of the Corporation was duly approved by the Board of Directors of the Corporation at a meeting held on August 27, 1997, and by the stockholders of the Corporation at a meeting held on November 11, 1997, pursuant to the requirements of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed by its authorized officer this 11th day of November, 1997.

                         SOUTHERN ELECTRONICS CORPORATION


                         By:
                               Ray D. Risner
                               President and Chief Operating Officer

[ATTACHMENT -- PROXY CARD]
                      [Front of Proxy Card]


                 SOUTHERN ELECTRONICS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 8, 1997, and does hereby appoint Gerald Diamond and Larry
G. Ayers, and either of them, with full power of substitution as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Southern Electronics Corporation Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Southern Electronics Corporation, to be held at the principal executive offices of the Company, 4916 N. Royal Atlanta Drive, Tucker, Georgia, at 12:00 p.m., local time, on November 11, 1997, and at any and all adjournment(s) thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
NOMINEES AND PROPOSALS.

1.   Proposal 1:

          The election as directors of the two nominees listed below to serve for a three-year term expiring at the 2000 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

          // FOR ALL nominees listed below
             (except as marked to the contrary below)


         // WITHHOLD AUTHORITY to vote for
            all nominees listed below.

                  GERALD DIAMOND AND JOEL COHEN

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
     INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE
     PROVIDED BELOW.


     IF NO DIRECTION IS MADE TO WITHHOLD AUTHORITY TO VOTE FOR OF
ANY NOMINEE, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE
NOMINEES.

2.   Proposal 2:

          Approval of the Southern Electronics Corporation 1997
          Stock Option Plan.

               // For         // Against       // Abstain

3.   Proposal 3:

          Amendment of the Company's Certificate of
          Incorporation, as amended, to increase the authorized
          shares of the Company's Common Stock from 25 million to
          100 million shares.
              // For         // Against       // Abstain

4.   Proposal 4:

          Amendment of the Company's Certificate of Incorporation, as amended, to change the name of the Company to "SED International Holdings, Inc."

             // For         // Against       // Abstain

(Continued, and to be signed and dated on the reverse side)

                       [Back of Proxy Card]

(Continued from the other side)

5. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual
     Meeting and any adjournments thereof. This proxy may be revoked at any time prior to the voting thereof.

 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

     IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR"
PROPOSALS 2 THROUGH 4 LISTED ON THIS PROXY CARD. If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.


                             ______________________________
                             Signature
                             ______________________________
                             Signature, if shares held jointly

                             Date:___________________, 1997

                              Please sign exactly as your name
                              appears hereon.  When shares are
                              held jointly, both holders should
                              sign.  When signing as attorney,
                              executor, administrator, trustee,
                              custodian or guardian, please give
                              your full title. If the holder is a
                              corporation or partnership the full
                              corporate or partnership name
                              should be signed by a duly
                              authorized officer or Partner,
                              respectively.